UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Theriva Biologics, Inc.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

9605 Medical Center Drive, Suite 270
Rockville, Maryland 20850
(301) 417-4364

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Theriva Biologics, Inc.:

Notice is hereby given that Theriva Biologics, Inc., a Nevada corporation (“we,” “us,” or the “Company”), will host a Special Meeting of Stockholders on November 18, 2026, at 3:30 p.m. (local time) (the “Special Meeting”). The Special Meeting will be held in person at the Company’s principal place of business for research and clinical development, located at Carrer Torrent de Can Ninou, naus 5-6, 08150 - Parets del Vallès (Barcelona) Spain. The Special Meeting is being held for the following purposes:

(1)	to approve an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to, at the discretion of the Company’s Board of Directors (the “Board”), effect an increase in the number of authorized shares of common stock, $0.001 par value per share (the “Common Stock”), to 500,000,000 shares (the “Authorized Common Stock Increase Proposal”), such amendment to be effected after stockholder approval thereof only in the event the Board still deems it advisable;

(2)	to ratify and confirm the prior approval obtained at the Company’s 2026 Annual Meeting of Stockholders and, to the extent necessary, to grant a new approval, in each case pursuant to Section 713(a) of the NYSE American Company Guide and the terms of an inducement agreement, of the issuance of up to an aggregate of 16,184,560 shares of Common Stock upon the exercise of the Company’s common stock purchase warrants issued to institutional investors in the Company’s private placement offering, which closed on October 17, 2025 (the “Warrant Exercise Proposal”); and

(3)	to approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Authorized Common Stock Increase Proposal and/or the Warrant Exercise Proposal (the “Adjournment Proposal”).

The matters listed in this notice of meeting are described in detail in the accompanying Proxy Statement. The Board has fixed the close of business on October 9, 2026 as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting or any adjournment or postponement of the Special Meeting. The list of the stockholders of record as of the close of business on October 9, 2026 will be made available for inspection at the meeting and during the ten days preceding the meeting at the Company’s offices for research and clinical development located at Carrer Torrent de Can Ninou, naus 5-6, 08150 - Parets del Vallès (Barcelona) Spain.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON NOVEMBER 18, 2026:

THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT ARE AVAILABLE ELECTRONICALLY AT WWW.THERIVABIO.COM.

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please submit a proxy to have your shares voted as promptly as possible by using the internet or kindly sign, date, and return the enclosed proxy card in the envelope provided so that your vote will be counted if you later decide not to attend the meeting. No postage is required if the proxy card is mailed in the United States.

By Order of the Board of Directors:

/s/ Steven A. Shallcross
Steven A. Shallcross
Chief Executive Officer,
Chief Financial Officer and Director
Rockville, Maryland
October 20, 2026

TABLE OF CONTENTS

Theriva Biologics, Inc.

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 18, 2026

GENERAL INFORMATION

This Proxy Statement is being furnished to holders of shares of common stock, $0.001 par value per share (the “Common Stock”), of Theriva Biologics, Inc., a Nevada corporation (“we,” “us,” “our,” “Theriva” or the “Company”), in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board of Directors” or the “Board”) for use at our Special Meeting of Stockholders to be held on November 18, 2026 at 3:30 p.m. (local time), at the Company’s principal place of business for research and clinical development, located at Carrer Torrent de Can Ninou, naus 5-6, 08150 - Parets del Vallès (Barcelona) Spain, and at any adjournment or postponement of our Special Meeting of Stockholders (the “Special Meeting”). The purpose of the Special Meeting and the matters to be acted on are stated in the accompanying Notice of Special Meeting of Stockholders.

The Notice of Special Meeting of Stockholders, this Proxy Statement, and a proxy card are being mailed to our stockholders on or about October 20, 2026. We will bear the cost of our solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, or facsimile by our directors, officers, or employees, who will receive no additional compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by any such persons, and we will reimburse those custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them in doing so.

The Board of Directors is soliciting votes (1) FOR an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to, at the discretion of the Company’s Board of Directors, effect an increase in the number of authorized shares of Common Stock to 500,000,000 shares of Common Stock (“Proposal 1” or the “Authorized Common Stock Increase Proposal”); (2) FOR the ratification and confirmation of the prior approval obtained at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting Warrant Exercise Proposal”), and, to the extent necessary, approval, of the issuance of up to an aggregate of 16,184,560 shares of our Common Stock upon the exercise of the Company’s common stock purchase warrants issued to institutional investors in connection with the Company’s private placement offering, which closed on October 17, 2025 (“Proposal 2” or the “Warrant Exercise Proposal”); and (3) FOR the adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposals 1 and/or 2 (“Proposal 3” or the “Adjournment Proposal”).

SPECIAL MEETING ADMISSION

Our Board of Directors has fixed the close of business on October 9, 2026 as the record date (the “Record Date”) for determining those stockholders who are entitled to notice of and to vote at the meeting or any adjournment or postponement of the Special Meeting. All stockholders who own shares of Common Stock as of the Record Date are welcome to attend the Special Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our Common Stock on the Record Date. This can be your proxy card if you are a stockholder of record. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Special Meeting, you will be required to present proof of your ownership of our Common Stock on the Record Date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the Special Meeting.

No cameras, recording equipment or electronic devices will be permitted in the Special Meeting.

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE SPECIAL MEETING

Why is the Board of Directors soliciting my proxy to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock beyond the 450,000,000 number of authorized shares of Common Stock recently approved at the Company’s annual meeting of stockholders held in August 2026?

At the Company’s annual meeting of stockholders held on August 3, 2026 (the “2026 Annual Meeting”), our stockholders approved an amendment to our Articles of Incorporation to increase the authorized number of shares of Common Stock from 350,000,000 to 450,000,000 shares of Common Stock; however, the amendment to the Articles of Incorporation to effect such increase has not yet been filed. The Board of Directors proposes and recommends increasing the number of shares of Common Stock that are authorized for issuance pursuant to our Articles of Incorporation to a total of 500,000,000 shares of Common Stock, such increase to be effective only if the requisite stockholder approval is received and the Board determines to file the Authorized Increase Charter Amendment at any time within one year of such stockholder approval. Although at this time, we do not have any definitive commitments, arrangements, or agreements regarding the issuance of the additional shares of Common Stock that will be available if the Authorized Common Stock Increase is approved; after reviewing recent public company equity financing terms and strategic transaction terms and our current stock price, we believe that the previously approved 450,000,000 authorized shares of Common Stock may not be sufficient to allow us to pursue and consummate equity financings and strategic transactions if the Board of Directors determines that it would be in our best interests.

Why is the Board of Directors soliciting my proxy to ratify and confirm the prior approval of the Annual Meeting Warrant Exercise Approval obtained at the 2026 Annual Meeting and, to the extent necessary, to approve the Warrant Exercise Proposal?

At the 2026 Annual Meeting, our stockholders were asked to vote to approve the issuance of up to an aggregate of 16,184,560 shares of Common Stock upon the exercise of the Company’s common stock purchase warrants (the “New Warrants”) issued to institutional investors in the Company’s private placement offering, which closed on October 17, 2025. After the 2026 Annual Meeting, we were made aware of the fact that the definitive proxy statement for the 2026 Annual Meeting contained errors that resulted in inconsistent disclosure regarding the classification of the Annual Meeting Warrant Exercise Proposal as a “routine” or “non-routine” matter under the rules of the New York Stock Exchange (“NYSE”). Specifically, two sections of the proxy statement inadvertently identified such proposal as a routine matter on which brokers could exercise discretionary voting authority.

The vote required to approve the Annual Meeting Warrant Exercise Proposal was “the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter.” Under NYSE rules, the Annual Meeting Warrant Exercise Proposal was classified as a non-routine matter, which means that brokers holding shares in street name were not permitted to exercise discretionary voting authority on behalf of beneficial owners who had not provided voting instructions. As a result, although shares held by such brokers were present at the meeting, they were not “entitled to vote” on this proposal within the meaning of the voting standard. The votes were tabulated by the inspector of elections in accordance with applicable NYSE rules and broker non-votes were properly treated as shares not entitled to vote on this non-routine proposal.

Nevertheless, because of the inconsistent disclosure in the definitive proxy statement for the 2026 Annual Meeting regarding the classification of the Annual Meeting Warrant Exercise Proposal as a “routine” or “non-routine” matter under NYSE rules, our Board determined that it would be advisable and in the best interests of the Company and its stockholders to ratify and confirm the prior approval by its stockholders, and, to the extent necessary, grant a new approval, to issue up to an aggregate of 16,184,560 shares of Common Stock upon the exercise of the New Warrants.

Who is soliciting my vote?

The Board of Directors of Theriva Biologics, Inc. is soliciting your proxy to be used at the Special Meeting.

When and where will the Special Meeting be held?

The Special Meeting will be held on November 18, 2026, at 3:30 p.m. (local time), at the Company’s principal place of business for research and clinical development, located at Carrer Torrent de Can Ninou, naus 5-6, 08150 - Parets del Vallès (Barcelona) Spain.

Who may attend the Special Meeting? What do I need to do if I would like to attend the Special Meeting?

You are entitled to attend the Special Meeting only if you own Common Stock as of the close of business on the Record Date or you hold a valid proxy for the Special Meeting. You should be prepared to present photo identification for admittance. If you are not a record holder but hold shares beneficially through a broker or nominee (that is, in “street name”), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement, a copy of the voting instruction card provided by your broker or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Special Meeting. The Special Meeting will begin promptly at 3:30 p.m. (local time). Check-in will begin at 3:00 p.m., and you should allow ample time for the check-in procedures. No cameras, recording equipment or electronic devices will be permitted in the Special Meeting.

What items of business will be voted on at the Special Meeting?

The three (3) items of business scheduled to be voted on at the Special Meeting are:

Proposal 1: To approve an amendment to our Articles of Incorporation, to, at the discretion of the Board, effect an increase in the number of authorized shares of Common Stock to 500,000,000 shares, such amendment to be effected after stockholder approval thereof only in the event the Board still deems it advisable.

Proposal 2: To ratify and confirm the prior approval obtained at the 2026 Annual Meeting and, to the extent necessary, to approve the issuance of up to an aggregate of 16,184,560 shares of Common Stock upon the exercise of the Company’s common stock purchase warrants issued to institutional investors in the Company’s private placement offering, which closed on October 17, 2025.

Proposal 3: To approve the adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Authorized Common Stock Increase Proposal and/or the Warrant Exercise Proposal.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares: (1) FOR the Authorized Common Stock Increase Proposal; (2) FOR the Warrant Exercise Proposal; and (3) FOR the Adjournment Proposal.

Who is entitled to vote?

Only stockholders who own our Common Stock as of the close of business on the Record Date, which is October 9, 2026, will be entitled to vote at the Special Meeting.

How many shares are outstanding and how many votes is each share entitled to?

On the Record Date, 45,892,688 shares of Common Stock were issued and outstanding. Only holders of record of our Common Stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof, with each share being entitled to one vote on each matter.

What is the difference between holding shares of Common Stock as a “stockholder of record” and holding shares in “street name”?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name. If your shares are registered directly in your name with our transfer agent, Equiniti Group plc (formerly Corporate Stock Transfer, Inc.), you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to Mr. Steven Shallcross, our Chief Executive Officer, Chief Financial Officer and a Director, or to vote in person at the meeting. The Board of Directors has enclosed a proxy card for stockholders of record to use to grant a voting proxy.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote. Since you are not the stockholder of record, however, you may not vote these shares in person at the meeting unless you obtain from the broker or nominee that holds your shares a valid proxy giving you the right to vote the shares.

How do I vote my shares?

If you are a record holder, you may vote:

●	By internet. Via the Internet at www.proxyvote.com;

●	By telephone. If you are located within the United States and Canada, call 1-800-690-6903 (toll-free) from a touch-tone telephone;

●	By mail. By returning a properly executed proxy card in the postage-paid envelope provided or by returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

●	In person. You may vote in person at the Special Meeting.

To vote online or via telephone, you will need your unique control number. You can find the control number on your proxy card. Be sure to have your proxy card in hand and follow the instructions. Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on November 17, 2026, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than November 17, 2026.

We provide internet proxy voting to allow record holders to vote their shares online, with procedures designed to ensure authenticity and correctness of their proxy vote instructions. Please be aware, however, that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

If you hold your shares in street name, you may vote:

●	By internet*. Via the Internet at www.proxyvote.com. To vote online, you will need your unique control number;

●	By telephone*. If you are located within the United States and Canada, call 1-800-454-8683 (toll-free) from a touch-tone telephone;

●	By mail. By returning a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available; or

●	In person. To do so, you must request a legal proxy from your broker, bank, or other nominee and present it at the Special Meeting.

*Not all street name holders may be able to vote at the web address and phone number provided above.

If your shares are held in street name, please check the voting instruction form provided to you by your broker, bank, or other nominee for internet or telephone voting availability. If internet and/or telephone voting is available to a street name holder, such facilities will typically close at 11:59 p.m. Eastern Time on November 17, 2026; however, it may be earlier. To vote online or via telephone, you will need your unique control number. You can find the control number on your voting instruction form. Be sure to have your voting instruction form in hand and follow the instructions.

Can I change or revoke my vote?

You may change or revoke your vote at any time prior to the final vote at the Special Meeting.

For shares held directly in your name, you may accomplish this by: (1) sending a written notice of revocation to our Corporate Secretary at Theriva Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850, subject to the voting deadlines that are described on the proxy card; (2) submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) subject to the voting deadlines that are described on the proxy card; (3) granting a subsequent proxy through the internet, subject to the voting deadlines that are described on the proxy card; or (4) attending the Special Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy so that your vote will be counted if you later decide not to attend the Special Meeting.

If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank.

Will my shares be voted if I give no specific instruction?

All shares held by record holders entitled to vote, represented by a properly executed and unrevoked proxy received in time for the Special Meeting, will be voted in accordance with the instructions given. If you are a stockholder of record and sign, date and return a proxy card, but do not indicate how you wish to vote your shares, the appointed proxy named on the proxy card will vote your shares as recommended by the Board.

If your shares are held in street name, see “What are “broker non-votes”?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

What are “broker non-votes”?

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether the NYSE deems the particular proposal to be a “routine” matter.

The NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Under the NYSE rules applicable to brokers and other similar organizations that are subject to NYSE rules, such organizations may use their discretion to vote your “uninstructed shares” with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under such rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.

When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a separate matter is deemed “non-routine” and the broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner. Such unvoted shares on “non-routine” matters are counted as broker non-votes.

We believe that the Authorized Common Stock Increase Proposal and the Adjournment Proposal will be treated by the NYSE as routine matters which means that banks, brokers or other nominees will have discretionary authority to vote your shares on these matters if you do not provide voting instructions. Accordingly, no “broker non-votes” are expected on these proposals.

We believe that the Warrant Exercise Proposal will be treated by the NYSE as a non-routine matter and, accordingly, your broker may not vote your shares on this proposal without your instructions and a broker non-vote will occur with respect to shares for which you do not provide instructions. Broker non-votes will have no effect on the outcome of the Warrant Exercise Proposal.

What is a quorum and why is it necessary?

Conducting business at the meeting requires a quorum. A quorum for the transaction of business at the Special Meeting requires representation, in person or by proxy, of the holders of shares of stock having one-third of the Company’s voting power of the shares of stock entitled to vote at the meeting. Abstentions and broker non-votes will be counted as shares that are present for purposes of determining the presence of a quorum for the transaction of business at the Special Meeting. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in our Bylaws until a quorum shall attend.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Voting Options	Impact of “Abstain” Vote	Impact of Broker Non-Votes
Proposal: Authorized Common Stock Increase Proposal	The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on this proposal is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	Not applicable-There are not expected to be any.

Proposal: Warrant Exercise Proposal	The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on this proposal is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	No effect.

Proposal: Adjournment Proposal	The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on this proposal is required.	“FOR” “AGAINST” “ABSTAIN”	Counts as a vote “AGAINST” this proposal.	Not applicable-There are not expected to be any.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Where can I find the voting results of the Special Meeting?

We intend to announce the voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four (4) business days after the meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Who will count the votes?

One or more inspectors of election will tabulate the votes.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within our business or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Who will bear the cost of soliciting votes for the Special Meeting?

The Board of Directors is making this solicitation on our behalf, and we will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies for the Special Meeting. We will pay D.F. King & Co., Inc. fees of not more than $10,000 plus expense reimbursement for its services. Please contact D.F. King & Co., Inc., 28 Liberty Street, Floor 53, New York, NY 10005, Toll-free: (888) 605-1957, Email: TOVX@dfking.com with any questions you may have regarding our proposals. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation.

Are dissenters’ rights or appraisal rights available with respect to any proposal?

Neither dissenters’ rights nor appraisal rights are available with respect to any proposal to be voted on at the Special Meeting.

PROPOSAL NO. 1

THE AUTHORIZED COMMON STOCK INCREASE PROPOSAL

Our Board of Directors has unanimously approved an amendment to our Articles of Incorporation (the “Authorized Increase Charter Amendment”) to increase the number of shares of authorized Common Stock to 500,000,000 shares (the “Authorized Common Stock Increase”), as further described below. If approved, the Authorized Common Stock Increase would be effected by amending Article 3 of our Articles of Incorporation to reflect the Authorized Common Stock Increase, which would increase the authorized number of shares of Common Stock to 500,000,000 shares. The full text of the proposed Authorized Increase Charter Amendment is attached to this Proxy Statement as Appendix A.

At the 2026 Annual Meeting, the stockholders approved an increase in the authorized number of shares of Common Stock from 350,000,000 to 450,000,000 shares of Common Stock; however, the amendment to the Articles of Incorporation to effect such increase has not yet been filed the Secretary of State of the State of Nevada. Therefore, at this time our Articles of Incorporation continue to authorize the issuance of 350,000,000 shares of Common Stock. The Board of Directors proposes and recommends increasing the number of shares of Common Stock that are authorized for issuance pursuant to our Articles of Incorporation to a total of 500,000,000 shares of Common Stock, such increase to be effective only if the requisite stockholder approval is received and the Board determines to file the Authorized Increase Charter Amendment at any time within one year of such stockholder approval, upon the effective date of such filing with the Secretary of State of the State of Nevada. The 500,000,000 shares of Common Stock will not be adjusted for any fundamental transactions, including any proportionate reverse stock split, occurring prior to the effective date of the filing of the Authorized Increase Charter Amendment with the Secretary of State of the State of Nevada, the timing of which shall be in the Board’s discretion.

The chart below illustrates the number of shares of Common Stock that will be available for issuance if the Authorized Common Stock Increase is effected.

	Estimated number of shares of Common Stock before Authorized Common Stock Increase	Estimated number of shares of Common Stock after the Authorized Common Stock Increase
Authorized Common Stock Based on Current Articles of Incorporation	350,000,000	500,000,000
Shares of Common Stock Issued and Outstanding	45,892,668	45,892,668
Shares of Common Stock Issuable under Outstanding Warrants	16,339,060	16,339,060
Shares of Common Stock Issuable under Outstanding Stock Options	2,558,719	2,558,719
Shares of Common Stock Reserved for Issuance(1)	3,947,174	3,947,174
Shares of Common Stock Authorized but Unissued(2)	281,262,379	431,262,379

(1) Shares reserved for future issuance under our existing equity incentive plans, excluding shares issuable under outstanding stock options.

(2) Shares authorized but unissued represent shares of Common Stock available for future issuance beyond shares currently outstanding, shares issuable under outstanding warrants and stock options and shares reserved for issuance under equity incentive plans.

The Board of Directors believes that the Authorized Common Stock Increase is advisable and in our stockholders’ best interests. The Authorized Common Stock Increase is needed, in part, to ensure that the Company has a sufficient number of authorized shares of Common Stock available to accommodate additional financing and capital raising transactions and strategic transactions, which may be necessary for us to execute our future business plans.

We anticipate that we may issue additional shares of Common Stock in the future in connection with one or more of the following:

● financing transactions, such as public or private offerings of Common Stock or convertible securities;

● partnerships, collaborations and other similar transactions;

● our equity incentive plans;

● strategic investments; and

● other corporate purposes, including reverse mergers or other strategic transactions.

The availability of additional shares of Common Stock for issuance is, in management’s view, prudent and will afford us flexibility in acting upon financing transactions to strengthen our financial position and/or commercial partnership opportunities that may arise and aid in meeting the NYSE American stockholders’ equity requirements. Other possible business and financial uses for the additional shares of Common Stock include, without limitation, potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations, mergers and investments. If we should engage in a strategic transaction, we believe that the number of shares of Common Stock remaining available for issuance may not be sufficient to consummate such a transaction and if we should effect a reverse stock split and decrease both the number of authorized shares of Common Stock and the number of outstanding shares of Common Stock proportionately, as allowed under Nevada law without stockholder approval, the number of shares of Common Stock authorized will decrease and we do not believe the number will be sufficient for us to effect needed financings or strategic alternatives. Accordingly, we are seeking approval to effect an increase in the number of authorized shares of Common Stock beyond the 450,000,000 shares approved by our stockholders at the 2026 Annual Meeting. As of the Record Date, we would have approximately 381,262,379 authorized shares of Common Stock available for future issuance based on the 450,000,000 authorized number of shares of Common Stock approved by our stockholders at the 2026 Annual Meeting, if we were to file an amendment to our Articles of Incorporation with the Secretary of State with the State of Nevada to effect such previously approved increase. We believe that this may be insufficient to meet our future equity financing requirements and business goals. Although at this time, we do not have any definitive commitments, arrangements, or agreements regarding the issuance of the additional shares of Common Stock that will be available if the Authorized Common Stock Increase is approved, we anticipate seeking future equity financing opportunities and evaluating strategic alternatives and will evaluate opportunities that are presented to us and, after reviewing recent public company equity financing terms and strategic transaction terms and our current stock price, we believe the 450,000,000 authorized shares of Common Stock may not be sufficient to allow us to pursue and consummate equity financings and strategic transactions if the Board of Directors determines that it would be in our best interests. We believe that the Authorized Common Stock Increase will help ensure that we have sufficient authorized shares available for issuance to allow us to pursue equity financings and strategic transactions if the Board of Directors determines that it would be in our best interests based on our working capital needs and prevailing market conditions. The Board will have the right to abandon the Authorized Common Stock Increase if it determines that it is in the best interests of the stockholders, and can still effect an increase in the authorized Common Stock to 450,000,000 shares approved at the 2026 Annual Meeting if this proposal is not approved.

We believe that the additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Nevada law or under applicable NYSE American rules.

Effects of the Authorized Common Stock Increase

The newly authorized shares of Common Stock will have all the powers, preferences, and rights of the shares of Common Stock presently authorized. Therefore, approval of the Authorized Common Stock Increase and any subsequent issuance of additional shares of Common Stock would not affect a current common stockholder’s rights as a stockholder, except to the extent of any dilutive effects of a potential increase in the number of outstanding shares of Common Stock to, among other things, earnings per share, book value per share, and the voting power of current holders of our Common Stock. The Authorized Common Stock Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders until additional shares are issued.

As is true for shares presently authorized but unissued, the future issuance of Common Stock authorized by the Authorized Common Stock Increase may, among other things, decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the Common Stock.

Potential Anti-takeover Effects of the Increase

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. Since the Authorized Common Stock Increase will provide that the number of authorized shares of Common Stock will be 500,000,000, the Authorized Common Stock Increase, if effected, will result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors. A relative increase in the number of authorized shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law and the NYSE American) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares without further stockholder approval so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Authorized Common Stock Increase therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Authorized Common Stock Increase may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. Although the Authorized Common Stock Increase has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Authorized Common Stock Increase could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the Common Stock.

Consequences if Stockholder Approval for the Authorized Common Stock Increase Proposal Is Not Obtained

If stockholder approval for this Authorized Common Stock Increase Proposal is not obtained, we will not be able to file a certificate of amendment to amend our Articles of Incorporation to effect the Authorized Common Stock Increase (but we will still be able to file an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock to the 450,000,000 shares approved at the 2026 Annual Meeting), and our number of authorized shares of Common Stock that are neither outstanding nor reserved for issuance could adversely affect our ability to raise capital through equity financings or engage in acquisitions or other strategic transactions, such as a reverse merger.

Vote Required to Approve the Authorized Common Stock Increase

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Authorized Common Stock Increase Proposal at the Special Meeting is required for approval of this proposal. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes are not expected for this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” THE AUTHORIZED COMMON STOCK INCREASE PROPOSAL

PROPOSAL NO. 2

THE WARRANT EXERCISE PROPOSAL

Background

Our Board has determined that it is advisable and in the best interests of the Company and our stockholders to ratify and confirm the prior approval obtained at the 2026 Annual Meeting by our stockholders, and, to the extent necessary, to grant a new approval, of the issuance of up to an aggregate of 16,184,560 shares of our Common Stock upon the exercise of the New Warrants, as contemplated by Section 713(a) of the NYSE American Company Guide and the terms of an inducement agreement.

The 2026 Annual Meeting

At the 2026 Annual Meeting, stockholders were asked to vote on the issuance of up to an aggregate of 16,184,560 shares of Common Stock upon the exercise of the New Warrants. The vote required to approve the Annual Meeting Warrant Exercise Proposal was “the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter.” The votes were tabulated by the inspector of elections in accordance with applicable NYSE rules. The results were as follows: 3,665,312 votes FOR, 2,267,592 votes AGAINST, 123,397 abstentions, and 10,823,826 broker non-votes. Under NYSE rules, the Annual Meeting Warrant Exercise Proposal was classified as a non-routine matter, which means that brokers holding shares in street name were not permitted to exercise discretionary voting authority on behalf of beneficial owners who had not provided voting instructions. As a result, although shares held by such brokers were present at the meeting, they were not “entitled to vote” on this proposal within the meaning of the voting standard. Accordingly, the broker non-votes had no effect on the outcome of the vote because they were excluded from the denominator used to calculate whether a majority of shares present and entitled to vote had approved the proposal. Abstentions, on the other hand, were shares present and entitled to vote. Accordingly, such votes were counted as votes against the Annual Meeting Warrant Exercise Proposal.

After the 2026 Annual Meeting, a litigation was filed in the United States District Court for the District of Nevada captioned Nejmeh v. Theriva Biologics, Inc., 3:26-cv-00705-ART-CSD, making the Company aware of the fact that the definitive proxy statement for the 2026 Annual Meeting contained errors that resulted in inconsistent disclosure regarding the classification of the Annual Meeting Warrant Exercise Proposal as a “routine” or “non-routine” matter under NYSE rules. Specifically, two sections of the proxy statement inadvertently identified such proposal as a routine matter on which brokers could exercise discretionary voting authority. No stockholders reported any confusion or made any inquiry with the Company regarding the routine or non-routine nature of this proposal prior to, or during, the 2026 Annual Meeting. The Company intends to vigorously defend itself in this litigation.

Because of the inconsistent disclosure in the definitive proxy statement for the 2026 Annual Meeting regarding the classification of the Annual Meeting Warrant Exercise Proposal as a “routine” or “non-routine” matter under NYSE rules, our Board determined that it would be advisable and in the best interests of the Company and its stockholders to ratify and confirm the prior approval by its stockholders, and, to the extent necessary, to grant a new approval, to issue up to an aggregate of 16,184,560 shares of Common Stock upon the exercise of the New Warrants.

Warrant Inducement and Issuance of New Warrants

On October 16, 2025, we entered into a warrant inducement agreement (the “Inducement Agreement”) with certain institutional investors (the “Holders”) of outstanding warrants to purchase shares of Common Stock issued in a private placement offering that closed on September 27, 2024 (the “September Warrants”) and a private placement offering that closed on May 8, 2025 (the “May Warrants” and, together with the September Warrants, collectively, the “Existing Warrants”). Pursuant to the Inducement Agreement, the Holders of the Existing Warrants exercised for cash, at a reduced exercise price of $0.54 per share, September Warrants to purchase an aggregate of up to 1,345,000 shares of Common Stock (the “September Warrant Shares”) and May Warrants to purchase an aggregate of up to 6,747,280 shares of Common Stock (the “May Warrant Shares” and, together with the September Warrant Shares, the “Existing Warrant Shares”) and, in consideration of the Holders’ immediate exercise of the Existing Warrants in accordance with the Inducement Agreement, we issued the New Warrants, which are unregistered common stock purchase warrants, to purchase an aggregate of up to 16,184,560 shares of Common Stock (200% of the number of Existing Warrant Shares issued upon exercise of the Existing Warrants) (the “New Warrant Shares”), at an exercise price of $0.54, to the Holders of the Existing Warrants. The transactions contemplated by the Inducement Agreement (the “Warrant Inducement”) were consummated on October 17, 2025 (the “Closing Date”).

The New Warrants are exercisable at any time on or after the effective date of stockholder approval (the “Stockholder Approval Date”) of the full exercise of the New Warrants and the issuance of all of the New Warrant Shares upon the exercise thereof (the “Stockholder Approval”) and expire on the fifth anniversary of the Stockholder Approval Date. If at any time there is no effective registration statement under the Securities Act of 1933, as amended, for the resale of the New Warrant Shares, any holder may, in its sole discretion, elect to exercise New Warrants through a cashless exercise, in which case such holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the New Warrant. The Inducement Agreement required us to seek Stockholder Approval within sixty (60) days following the Closing Date, and if unsuccessful in obtaining such approval, we were obligated to call a meeting every sixty (60) days thereafter to seek the Stockholder Approval until the earlier of the date on which Stockholder Approval was obtained or the New Warrants were no longer outstanding. On each of December 15, 2025, February 11, 2026 and April 9, 2026, we scheduled and called to order a special meeting to obtain Stockholder Approval. However, on each such date, there were not present or represented by proxy a sufficient number of shares of Common Stock to constitute a quorum. As a result, we were not able to convene a special meeting and obtain Stockholder Approval on any of such dates. The Annual Meeting Warrant Exercise Proposal was subsequently presented at the 2026 Annual Meeting, at which a quorum was present. See “—The 2026 Annual Meeting.”

The exercise price of the New Warrants, and the number of New Warrant Shares, are subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization, or similar transaction, as described in the New Warrants. In addition, the New Warrants provide that we may also, at any time during the term of the New Warrants, subject to the prior written consent of the applicable holder, voluntarily reduce the then current exercise price to any amount and for any period of time, subject to the rules and regulations of NYSE American. Accordingly, approval of the Annual Meeting Warrant Exercise Proposal was also approval of the issuance of the New Warrant Shares at a lower exercise price than the initial exercise price. Similarly, approval of the Warrant Exercise Proposal would ratify and confirm such prior approval, and constitute a new approval of the issuance of the New Warrant Shares at a lower exercise price than the initial exercise price.

A holder will not have the right to exercise any portion of the New Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

In the event of a Fundamental Transaction (as such term is defined in the New Warrant), then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the New Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of Common Stock are given a choice as to the securities, cash, or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the New Warrants following such Fundamental Transaction. In addition, the successor entity, at the request of holders of New Warrants, will be obligated to purchase any unexercised portion of the New Warrants in accordance with the terms thereof. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the New Warrants have the right to require us or a successor entity to redeem the New Warrants for cash in the amount of the Black-Scholes Value (as defined in the New Warrant) of the unexercised portion of the New Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a Fundamental Transaction which is not in our control, including a Fundamental Transaction not approved by our Board, the holders of the New Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the New Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

Reasons for the Warrant Exercise Proposal

Our Common Stock is listed on NYSE American and trades under the ticker symbol “TOVX.” Section 713(a) of the NYSE American Company Guide requires stockholder approval of transactions, other than public offerings, involving the sale or issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or voting power outstanding before the issuance, at a price less than the applicable Minimum Price. Under the NYSE American Company Guide, the “Minimum Price” means a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement. In order to comply with Section 713(a) of the NYSE American Company Guide, the terms of the Inducement Agreement provided that the New Warrants would not be exercisable until Stockholder Approval was obtained.

Accordingly, stockholder approval of the exercise of the New Warrants is one of the conditions for us to receive up to approximately $8.7 million in gross proceeds upon the exercise of the 16,184,560 New Warrants, if exercised for cash. Loss of the opportunity to receive these potential funds could adversely impact our ability to fund our operations.

Because of the inconsistent disclosure in the definitive proxy statement for the 2026 Annual Meeting regarding the classification of the Annual Meeting Warrant Exercise Proposal as a “routine” or “non-routine” matter under NYSE rules, our Board determined that it would be advisable and in the best interests of the Company and its stockholders to ratify and confirm the prior approval by its stockholders, and, to the extent necessary, to grant a new approval, to issue up to an aggregate of 16,184,560 shares of Common Stock upon the exercise of the New Warrants.

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the Warrant Inducement, as the Warrant Inducement has already been completed. We are asking stockholders to ratify and confirm the prior approval obtained at the 2026 Annual Meeting and, to the extent necessary, to grant a new approval, to issue up to an aggregate of 16,184,560 New Warrant Shares upon exercise of the New Warrants.

Potential Consequences if the Warrant Exercise Proposal is not Approved

The failure of our stockholders to approve the Warrant Exercise Proposal could expose the Company to various risks, including:

Litigation Risk. The Company could be subject to additional claims that the exercise of the New Warrants did not receive the requisite stockholder approval. Any such litigation could be costly and time-consuming, diverting management’s attention and resources from the Company’s business operations. In addition, if a court were to issue an order prohibiting the exercise of the New Warrants, the Company would be unable to realize the potential proceeds from such exercise, as described below.

Loss of Potential Proceeds. Each New Warrant has an initial exercise price of $0.54 per share. If this proposal is not approved and the New Warrants cannot be exercised, the Company would lose the opportunity to realize the gross proceeds from such potential exercise. If all the New Warrants were exercised for cash at the initial exercise price, the Company would realize an aggregate of up to approximately $8.7 million in gross proceeds, which could be used for working capital and general corporate purposes.

Potential Adverse Effects of the Exercise of the New Warrants

If the New Warrants are exercised, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of the New Warrant Shares upon exercise of the New Warrants. Assuming the full exercise of the New Warrants, an aggregate of 16,184,560 additional shares of Common Stock will be outstanding, and the ownership interests of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Warrant Exercise Proposal at the Special Meeting is required for approval of this proposal. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes will have no effect on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” THE WARRANT EXERCISE PROPOSAL

PROPOSAL NO. 3

THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board of Directors believes that if at the Special Meeting, the number of votes represented by shares of our Common Stock, present or represented and voting in favor of the Authorized Common Stock Increase Proposal and/or the Warrant Exercise Proposal is insufficient to approve either proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Authorized Common Stock Increase Proposal and/or the Warrant Exercise Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Authorized Common Stock Increase Proposal and/or the Warrant Exercise Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that holders of a majority of the number of shares present in person or represented by proxy at the Special Meeting will vote against the Authorized Common Stock Increase Proposal and/or the Warrant Exercise Proposal, we could adjourn or postpone the Special Meeting without a vote on either proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Authorized Common Stock Increase Proposal and/or the Warrant Exercise Proposal.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the Adjournment Proposal at the Special Meeting is required for approval of this proposal. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes are not expected for this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the Record Date, or as otherwise set forth below, with respect to the beneficial ownership of our Common Stock by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock; (ii) each of our directors and our named executive officers(as defined in Item 402(a)(3) of Regulation S-K); and (iii) all of our directors and our current executive officer as a group.

	Shares Owned(2)
Name and Address of Beneficial Owner(1)	Number of Shares Owned	Percentage of Shares(3)
Named Executive Officers and Directors
Jeffrey J. Kraws(4)	98,300	*
Steven Shallcross(5)	313,352	*
Jeffrey Wolf(6)	98,300	*
John Monahan(7)	97,400	*
All current officers and directors as a group (4 persons)	607,352	1.33%

* represents less than 1% of our Common Stock

(1)	The address for each officer and director is 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850.

(2)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, to the knowledge of the Company, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock, preferred stock, options and/or warrants shown as beneficially owned by them, subject to community property laws, where applicable. Pursuant to the rules of the Commission, the number of shares of our Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of the Record Date.

(3)	As of the Record Date, the Company had 45,892,668 shares of Common Stock outstanding.

(4)	Includes 73,300 shares issuable upon exercise of options held by Mr. Kraws that are exercisable within the 60-day period following the Record Date. Does not include an additional 37,500 shares issuable upon exercise of options held by Mr. Kraws that are not exercisable within the 60-day period following the Record Date.

(5)	Includes 237,130 shares issuable upon exercise of options held by Mr. Shallcross and 28,704 shares of Common Stock issuable upon exercise of options held by Mrs. Shallcross (Mr. Shallcross’s wife) that are exercisable within the 60-day period following the Record Date. Does not include an additional 509,779 shares issuable upon exercise of options held by Mr. Shallcross that are not exercisable within the 60-day period following the Record Date.

(6)	Consists of 73,300 shares issuable upon exercise of options held by Mr. Wolf that are exercisable within the 60-day period following the Record Date. Does not include an additional 37,500 shares issuable upon exercise of options held by Mr. Wolf that are not exercisable within the 60-day period following the Record Date.

(7)	Consists of 72,400 shares issuable upon exercise of options held by Dr. Monahan that are exercisable within the 60-day period following the Record Date. Does not include an additional 37,500 shares issuable upon exercise of options held by Dr. Monahan that are not exercisable within the 60-day period following the Record Date.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in next year’s proxy materials at the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than March 1, 2027. Such proposals must meet the requirements of the SEC to be eligible for inclusion in our 2027 proxy materials.

If you wish to nominate a director at the 2027 Annual Meeting, or to bring any other proposal before the 2027 Annual Meeting, that is not to be included in next year’s proxy materials pursuant to Rule 14a-8, you must do so in accordance with our Bylaws, which require notice of not less than 120 days prior to the anniversary of the preceding year’s annual meeting to be timely, which in this case means April 5, 2027; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. The stockholder’s notice must set forth the information required by our Bylaws with respect to each stockholder making the proposal and each proposal and director nomination that such stockholder intends to present at the 2027 Annual Meeting. All stockholder director nominations must be given in writing to the Chairman of the Nominations Committee, Theriva Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850. All other stockholder proposals must be given in writing to the Corporate Secretary, Theriva Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 4, 2027. If such meeting date is more than 30 days before or after August 3, 2027, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Theriva stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our proxy materials, including this Proxy Statement. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement and other meeting materials to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling Broadridge at 1-866-540-7095. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

By Order of the Board of Directors:

/s/ Steven A. Shallcross
Steven A. Shallcross
Chief Executive Officer, Chief Financial Officer and Director

APPENDIX A

Profit Corporation Certificate of Amendment (PURSUANT TO NRS 78.380, 78.385, 78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT Page 1 of 2 Revised: 7/1/2026 1. Entity information: Name of entity as on file with the Nevada Secretary of State: Theriva Biologics, Inc. You must include the filing fee with this form. See the instructions for more information. Certificate to Accompany Restated Articles or Amended and Restated Articles X Certificate of Amendment to Articles of Incorporation - After Issuance of Stock (Pursuant to NRS 78.385 and 78.390) Certificate of Amendment to Articles of Incorporation - Before Issuance of Stock (Pursuant to NRS 78.380) Statutory statement: The signers are at least two-thirds of the incorporators or two-thirds of the board of directors, and as of the date of the certificate, the corporation has not issued any voting stock. 3. Amendment Filing Type: (Select only one box) Domestic Corporation If amending, complete sections 1, 3, 6 and 7. 2. Restated or Amended and Restated Articles: (Domestic corporations) If restating, complete sections 1, 2, and 7. If amending and restating, complete sections 1, 2, 3, 6 and 7. You must include the Restated Articles or the Amended and Restated Articles with this filing. Entity or Nevada Business Identification Number (NVID): E0776232008-6 Restated Articles: The articles are being restated without any changes and include all amendments made up to the date of this certificate. The certificate must be signed by an officer of the corporation. Statutory Statement: The officer signing this certificate confirms that they are authorized to do so by a board resolution adopted on the date listed, and that this certificate accurately reflects the articles of incorporation as amended as of that date. Date the board of directors adopted the resolution to approve the restated articles: Amended and Restated Articles: The articles are being restated to include all previous amendments and the current changes. Check this box if the amendment is for a name change only. • No stockholder approval is required for a name change under NRS 78.390(8). X If the amendment includes other changes, confirm the following: • The proposed amendment(s) were submitted to the stockholders for approval. • Stockholders holding at least a majority of the voting power (or greater, if required by the articles or law) approved the amendment(s). • Voting Results (e.g., number of shares for/against or percentage approved): 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Date:

Date: 5. Effective Date and Time: (Optional) 6. Describe the Applicable changes (select all that apply): Changes: The entity name has changed The registered agent has changed (attach Certificate of Acceptance from new registered agent) The entity’s purpose has changed The initial Board of Directors/ Trustees or Stockholders from the organization have changed IRS tax language added. The organization changed the articles The organization deleted articles The authorized shares have been amended Other (attach additional page[s] if necessary) 7. Signature: (Required) You must include the filing fee with this form. See the instructions for more information. Page 2 of 2 Revised: 7/1/2026 Profit Corporation Certificate of Amendment (PURSUANT TO NRS 78.38, 78.385, 78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 4. Officer's Statement Name used in the home state (if different from the name used in Nevada): : Foreign corporations only. Complete 1, 4, 6 and 7. Title Print First Name X _____________________________________________ Signature i Print Last Name Steven A. Shallcross Jurisdiction of formation (state or country): Attach a certified copy or certificate showing that amendments were filed in the state where the corporation was formed. Attach additional page(s) if additional signatures are necessary. The organization amended the articles as follows: (provide article numbers, if available) See attached Appendix A. Effective date is not to exceed 90 days of the filing date of this form. If left blank, this form will be effective upon filing with the SOS. If you select a later effective date but the effective time is left blank, the effective time will be at 12:01 Pacific time on the specified date. Time:

Appendix A The first sentence of the first paragraph of Article 3 shall be amended to read as follows: The total number of shares of all classes of stock that the Corporation shall have authority to issue is Five Hundred Ten Million (510,000,000) shares consisting of: Five Hundred Million (500,000,000) shares of common stock, $0.001 par value per share ("Common Stock"); and Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share ("Preferred Stock"). The remaining provisions of Article 3 shall remain the same.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T04838-Z94085 For Against Abstain ! ! ! ! ! ! THERIVA BIOLOGICS, INC. The Board of Directors recommends you vote FOR Proposals 1, 2 and 3: Note: To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting. 1. To approve an amendment to the Company’s Articles of Incorporation, as amended (the "Articles of Incorporation"), to, at the discretion of the Company’s Board of Directors (the "Board"), effect an increase in the number of authorized shares of common stock, $0.001 par value per share (the "Common Stock"), to 500,000,000 shares (the "Authorized Common Stock Increase Proposal"), such amendment to be effected after stockholder approval thereof only in the event the Board still deems it advisable. 2. To ratify and confirm the prior approval obtained at the Company’s 2026 Annual Meeting of Stockholders and, to the extent necessary, to grant a new approval, in each case pursuant to Section 713(a) of the NYSE American Company Guide and the terms of an inducement agreement, of the issuance of up to an aggregate of 16,184,560 shares of Common Stock upon the exercise of the Company’s common stock purchase warrants issued to institutional investors in the Company’s private placement offering, which closed on October 17, 2025 (the "Warrant Exercise Proposal"). 3. To approve a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Authorized Common Stock Increase Proposal and/or the Warrant Exercise Proposal. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! SCAN TO VIEW MATERIALS & VOTEw THERIVA BIOLOGICS, INC. 9605 MEDICAL CENTER DRIVE, SUITE 270 ROCKVILLE, MARYLAND 20850 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

T04839-Z94085 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting, Proxy Statement and Proxy Card are available at www.proxyvote.com. THERIVA BIOLOGICS, INC. SPECIAL MEETING OF STOCKHOLDERS NOVEMBER 18, 2026, AT 3:30 P.M. (LOCAL TIME) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder hereby appoints Steven A. Shallcross as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THERIVA BIOLOGICS, INC. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 3:30 p.m. (local time) on November 18, 2026, at the Company’s principal place of business for research and clinical development, located at Carrer Torrent de Can Ninou, naus 5-6, 08150 - Parets del Vallès (Barcelona) Spain, or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side